UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006 (March 24, 2006)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA		95131
(Address of Principal Executive Office)		(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

BEA System, Inc. (the “Company”) and Thomas M. Ashburn, current Executive Vice President, Worldwide Field Operations of the Company entered into an employment agreement effective May 1, 2006 (the “Employment Agreement”). The Employment Agreement provides for the continuation of Mr. Ashburn’s employment with the Company pursuant to the terms and conditions set forth therein, including, (1) a one year term of employment in the position of President, Worldwide Field Operations, (2) an annual base salary of $500,000 (the “Base Salary”), (3) eligibility to participate in the Company’s executive bonus plan at an annualized rate of 75% of the Base Salary, (4) a grant of 150,000 restricted stock units, subject to a one year cliff vesting period, (5) an option to purchase 75,000 shares of common stock of the company that will vest on April 30, 2007 subject to achievement by the Company of performance goals and (6) eligibility to receive vacation and other benefits provided by the Company to similarly situated employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: March 29, 2006